EXHIBIT 99.1

Vitran Corporation Inc. Terminates Agreement With Manitoulin Transport, Agrees to be Acquired by TransForce

TORONTO, Dec. 30, 2013 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. ("Vitran" or the "Company") (Nasdaq:VTNC) (TSX:VTN), a premier Canadian less-than-truckload transportation firm, announced today that it has entered into a definitive arrangement agreement (the "TransForce Agreement") with TransForce Inc. ("TransForce") pursuant to which TransForce has agreed to acquire all of the outstanding common shares of Vitran not already owned by TransForce for US$6.50 in cash per share, in accordance with TransForce's prior proposal.

On December 20, 2013, the board of directors of Vitran determined that TransForce's proposal was a "superior proposal" for the purposes of the arrangement agreement (the "Manitoulin Agreement") among Vitran, 2398946 Ontario Inc. and North Channel of Georgian Bay Holdings Ltd. (collectively, "Manitoulin Transport"), dated December 9, 2013. Manitoulin Transport waived its right to match the TransForce proposal. Vitran and Manitoulin Transport have agreed to terminate the Manitoulin Agreement concurrent with the entering into of the TransForce Agreement and the termination fee of US$4.0 million payable to Manitoulin Transport is in the process of being paid by Vitran.

Approvals and Closing Conditions

The transaction with TransForce is structured as a Plan of Arrangement under the Business Corporations Act (Ontario) (the "Arrangement"). The Arrangement has been unanimously approved by the board of directors of Vitran and is subject to approval by the shareholders of Vitran at a special meeting expected to be held in February 2014 (the "Special Meeting") and subject to final approval of the Ontario Superior Court of Justice following the Special Meeting. The Arrangement is also subject to the receipt of applicable regulatory approvals (including approval under the Competition Act) and to satisfaction of other customary closing conditions. The Arrangement is not conditional on TransForce obtaining financing or on completion of due diligence. The TransForce Agreement contains customary non-solicitation provisions and provides that the board of directors of Vitran may, under certain circumstances, terminate the TransForce Agreement in order to accept an unsolicited superior proposal, subject to a matching right in favour of TransForce. If the TransForce Agreement is terminated in certain circumstances, including if Vitran accepts a superior proposal, TransForce is entitled to a termination payment of US$4.0 million. The Arrangement is expected to close in late February or early March 2014. An information circular (the "Information Circular") outlining details of the Arrangement and Special Meeting is expected to be mailed to shareholders in January 2014. Copies of the Information Circular will be available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov.

Stephens Inc. is serving as financial advisor to Vitran in connection with the transaction. McMillan LLP is Canadian legal counsel to Vitran and Dorsey & Whitney LLP is United States legal counsel to Vitran.

About Vitran Corporation Inc.

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus", "should", "endeavour" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements, which include statements regarding the anticipated dates of the mailing of the Information Circular, Vitran's Special Meeting and the closing of the Arrangement are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. The Company does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

CONTACT: William Deluce, Interim President/CEO
         Fayaz Suleman, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664